EXHIBIT 99.1

The Joint Corp. Reports Fourth Quarter and Full Year 2018 Financial Results

- Increases Annual System-Wide Gross Sales 30%, Compared to 2017 -
- Achieves Positive Annual Net Income for the First Time of $253,000 -
- Sells 99 Franchise Licenses in 2018, Up from 37 in 2017 -

SCOTTSDALE, Ariz., March 07, 2019 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter Highlights: 2018 Compared to 2017

  Increased gross system-wide sales 29%, to $46.5 million.
  Grew system-wide comp sales1 24%.
  Reported quarterly net income for the first time of $835,000, an improvement of $1.0 million.
  Grew Adjusted EBITDA 264%, to $1.5 million.

2018 Financial Highlights

  Increased annual gross system-wide sales 30%, to $165.1 million.
  Posted annual net income for the first time at $253,000, improving $3.7 million from 2017.
  Achieved positive Adjusted EBITDA for the sixth consecutive quarter and first full year since being public.
  More than doubled unrestricted cash to $8.7 million at December 31, 2018.

Recent Operating Achievements

  Increased the number of adjustments in 2018 by over one million to 6.0 million.
  Sold 39 franchise licenses in the fourth quarter of 2018, increasing the total to 99 in 2018, compared to 37 sold in 2017.
  Increased total clinic count to 442 as of December 31, 2018: 394 franchised and 48 company-owned or managed clinics.
  -- Opened 22 clinics and closed two franchised clinics in the fourth quarter of 2018.
  -- Opened 47 clinics, acquired one from a franchisee and closed four franchised clinics for the full year 2018.
  Opened two greenfield clinics in 2019 – the first new company-managed clinics since 2016.

1 Comp sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.

“Building upon the foundation we laid out over the past two years, we will continue to accelerate franchise sales, further leverage our regional developer (RD) strategy, and step up the expansion of our corporate clinic portfolio within clustered locations -- including opening greenfield clinics -- thereby increasing our momentum going into the next year and beyond,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “In the fourth quarter of 2018, we opened 22 franchised clinics, which is the most in any quarter in our history since going public. In 2018, the power of our RD program almost tripled franchise license sales, which approached 100. Strong clinic performance enhanced by innovative marketing increased our annual gross system-wide sales to $165.1 million, up 30%, and system-wide comp sales up 25%, compared to 2017.  Additionally, improved operational excellence continued to reduce clinic estimated time-to-breakeven to an average of nine months in 2017 and an average of six months in 2018, down considerably from the historical average of 18 to 24 months.

“Our market opportunity is expanding due to rising adoption of chiropractic care and the increasing need for drug-free solutions to the opioid, obesity and pain epidemics. Our concierge model that provides greater accessibility, simplicity and affordability is resonating with the market. In fact, our most recent survey indicates 26% of The Joint’s patients are new to chiropractic care, increasing from 13% in 2013. In 2018, we saw 434,000 new patients, an increase of 25% over 2017.  We expect to accelerate this growth momentum in 2019,” concluded Holt.

Fourth Quarter Financial Results: 2018 Compared to 2017
Revenue was $9.1 million in the fourth quarter of 2018, compared to $6.9 million in the fourth quarter of 2017, due primarily to a greater number of franchised clinics and increased gross sales at franchised and company-owned or managed clinics reflecting improved marketing and increased adoption of chiropractic care.

Cost of revenue was $1.2 million, up 30% compared to the fourth quarter of 2017, reflecting the success of the RD program resulting in an increased number of franchised locations opened and higher commissions and royalties.

Selling and marketing expenses were $1.2 million, or 14% of revenue, compared to $1.3 million, or 19% of revenue, in the fourth quarter of 2017, reflecting increased leverage of marketing expenses related to an increase in the number of company-owned or managed clinics. General and administrative expenses were $5.3 million, or 59% of revenue, compared to $4.4 million, or 64% of revenue, in the fourth quarter of 2017.

Net income was $835,000, or $0.06 per diluted share, compared to a net loss of $(213,000), or $(0.02) per share, in the fourth quarter of 2017.

Adjusted EBITDA was $1.5 million, an improvement of $1.1 million compared to Adjusted EBITDA of $404,000 in the same quarter last year.  The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity
Unrestricted cash was $8.7 million at December 31, 2018, compared to $4.2 million at December 31, 2017, increasing primarily from cash flow from operations due to increased net income, greater franchise license sales and additional RD territory sales. Pursuant to the terms of the company’s credit agreement, during the first quarter of 2017, the company borrowed a required $1.0 million on its line of credit, which remains unused as part of cash on the balance sheet as of December 31, 2018.

Full Year Financial Results: 2018 Compared to 2017
Revenues were $31.8 million in 2018, compared to $24.9 million in 2017.

Net income improved $3.6 million to $253,000 in 2018, or to $0.02 per diluted share, compared to a net loss of $(3.4) million in 2017, or $(0.26) per share in 2017. Adjusted EBITDA was $3.0 million, improving $3.3 million compared to Adjusted EBITDA loss of $(275,000) last year.

2019 Guidance for Financial Results and Clinic Openings:
Management expects the following:

  Revenue to increase 26% to 32%, compared to $31.8 million dollars in 2018;
  Adjusted EBITDA to grow 67% to 100%, compared to $3.0 million in 2018
  Franchised clinic openings to range from 70 to 80
  Company-owned or managed clinic expansion, through a combination of both greenfields and buybacks, to range from 8 to 12

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, March 7, 2019, to discuss the fourth quarter and full year 2018 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931 and referencing conference code 7186318. A live webcast of the conference call will also be available on the investor relations section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through March 14, 2019. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 7186318.

Non-GAAP Financial Information
This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. These are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the United States Securities and Exchange Commission (“SEC”).

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2017.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic care by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With over 450 clinics nationwide and over 6 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit http://www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

-- Financial Tables Follow --

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017
ASSETS		(as adjusted)
Current assets:
Cash	$8,716,874	$4,216,221
Restricted cash	138,078	103,819
Accounts receivable, net	1,213,707	1,138,380
Income taxes receivable	268	-
Notes receivable - current portion	149,349	171,928
Deferred franchise costs - current portion	611,047	498,433
Prepaid expenses and other current assets	882,022	542,342
Total current assets	11,711,345	6,671,123
Property and equipment, net	3,658,008	3,800,466
Notes receivable, net of current portion	128,723	351,857
Deferred franchise costs, net of current portion	2,878,163	2,312,837
Intangible assets, net	1,634,060	1,760,042
Goodwill	2,916,426	2,916,426
Deposits and other assets	599,627	623,308
Total assets	$23,526,352	$18,436,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,253,274	$1,068,669
Accrued expenses	266,322	86,959
Co-op funds liability	104,057	89,681
Payroll liabilities	2,035,658	867,430
Notes payable - current portion	1,100,000	100,000
Deferred rent - current portion	136,550	152,198
Deferred franchise revenue - current portion	2,370,241	1,994,182
Deferred revenue from company clinics	994,493	867,804
Other current liabilities	477,528	152,534
Total current liabilities	8,738,123	5,379,457
Notes payable, net of current portion	-	1,000,000
Deferred rent, net of current portion	721,730	802,492
Deferred franchise revenue, net of current portion	11,239,221	9,552,746
Deferred tax liability	76,672	136,434
Other liabilities	389,362	411,497
Total liabilities	21,165,108	17,282,626
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized,
0 issued and outstanding, as of December 31, 2018 and 2017	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,757,200 shares issued and 13,742,530 shares outstanding as of December 31, 2018 and 13,600,338 shares issued and 13,586,254
outstanding as of December 31, 2017	13,757	13,600
Additional paid-in capital	38,189,251	37,229,869
Treasury stock 14,670 shares as of December 31, 2018 and 14,084 shares as of December 31, 2017, at cost
of December 31, 2017, at cost	(90,856)	(86,045)
Accumulated deficit	(35,750,908)	(36,003,991)
Total stockholders' equity	2,361,244	1,153,433
Total liabilities and stockholders' equity	$23,526,352	$18,436,059

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
		(as adjusted)		(as adjusted)
Revenues:
Revenues and management fees from company clinics	$4,320,852	$3,018,994	$14,672,865	$11,125,115
Royalty fees	2,857,197	2,204,447	10,141,036	7,722,856
Franchise fees	433,042	340,633	1,688,039	1,381,784
Advertising fund revenue	778,475	758,541	2,862,244	2,753,776
Software fees	342,500	297,575	1,290,135	1,137,363
Regional developer fees	184,295	136,943	599,370	399,045
Other revenues	155,590	116,640	535,560	398,929
Total revenues	9,071,951	6,873,773	31,789,249	24,918,868
Cost of revenues:
Franchise cost of revenues	1,100,818	837,447	3,956,530	2,908,841
IT cost of revenues	100,808	87,494	353,719	315,397
Total cost of revenues	1,201,626	924,941	4,310,249	3,224,238
Selling and marketing expenses	1,228,993	1,284,392	4,819,555	4,473,881
Depreciation and amortization	374,579	467,310	1,556,240	2,017,323
General and administrative expenses	5,330,870	4,422,841	20,304,131	18,117,532
Total selling, general and administrative expenses	6,934,442	6,174,543	26,679,926	24,608,736
Loss on disposition or impairment	-	-	593,960	417,971
Income (loss) from operations	935,883	(225,711)	205,114	(3,332,077)

Other income (expense):
Bargain purchase gain	(17,258)	-	58,006	-
Other income (expense), net	(14,209)	(30,866)	(47,765)	(64,455)
Total other income (expense)	(31,467)	(30,866)	10,241	(64,455)

Income (loss) before income tax expense	904,416	(256,577)	215,355	(3,396,532)

Income tax benefit (expense)	(69,847)	43,397	37,728	(35,880)

Net income (loss) and comprehensive income (loss)	$834,569	$(213,180)	$253,083	$(3,432,412)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.06	$(0.02)	$0.02	$(0.26)
Diluted earnings (loss) per share	$0.06	$(0.02)	$0.02	$(0.26)

Basic weighted average shares	13,735,898	13,542,912	13,669,107	13,245,119
Diluted weighted average shares	14,096,890	13,542,912	14,031,717	13,245,119

Non-GAAP Financial Data:
Net income (loss)	$834,569	$(213,180)	$253,083	$(3,432,412)
Net interest	14,209	11,036	46,791	78,980
Depreciation and amortization expense	374,579	467,310	1,556,240	2,017,323
Tax (benefit) expense	69,847	(43,397)	(37,728)	35,880
EBITDA	$1,293,204	$221,769	$1,818,386	$(1,300,229)
Stock compensation expense	159,025	181,858	628,430	594,371
Acquisition related expenses	-	-	3,950	13,142
Loss on disposition or impairment	-	-	593,960	417,971
Bargain purchase gain	17,258	-	(58,006)	-
Adjusted EBITDA	$1,469,487	$403,627	$2,986,720	$(274,745)

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2018	2017
		(as adjusted)
Net income (loss)	$253,083	$(3,432,412)
Adjustments to reconcile net income (loss) to net cash	2,416,628	3,051,152
Changes in operating assets and liabilities	2,782,557	307,129
Net cash provided by (used in) operating activities	5,452,268	(74,131)
Net cash used in investing activities	(1,243,654)	(372,853)
Net cash provided by financing activities	326,298	1,422,766
Net increase in cash	$4,534,912	$975,782